UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020 (June 11, 2020)

GAMING & LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Gaming and Leisure Properties, Inc. (the “Company”), the Company’s shareholders approved the Company’s Second Amended and Restated 2013 Long-Term Incentive Compensation Plan (the “Second A&R LTIP Plan”), which provides for the granting of stock options (incentive and/or non-qualified), stock appreciation rights, restricted stock awards, phantom stock units and other equity or cash-based awards to directors, employees and consultants. Prior to the approval by the shareholders of the Second A&R LTIP Plan, the Company’s existing Amended and Restated 2013 Long-Term Incentive Compensation Plan (the “A&R LTIP Plan”) provided for the grant of up to 5,147,059 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Second A&R LTIP Plan increases by 3,000,000 the number of shares of Common Stock reserved under the A&R LTIP Plan, subject to adjustment as provided for in the plan. As of March 31, 2020, there were 1,007,942 shares that remained available for grant under the A&R LTIP Plan and 1,745,163 shares were subject to outstanding awards. The Second A&R LTIP Plan also amends the A&R LTIP Plan as follows: it provides that no individual can receive any combination of awards relating to more than 1,000,000 shares in a calendar year; it extends the effectiveness of the plan for an additional 10 years from the date of shareholder approval of the Second A&R LTIP Plan, or June 11, 2030; it requires that dividends payable on performance-based awards of any kind be deferred until (and in proportion with) the vesting of the underlying shares; and it prohibits the acceleration of vesting of awards representing more than 5% of the total equity pool, except in the cases of death, disability, or termination following a change in control.

The Second A&R LTIP Plan is described in more detail in Proposal 2 in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2020 (the “Proxy Statement”). The descriptions of the Second A&R LTIP Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Second A&R LTIP Plan, a copy of which was filed as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 11, 2020, the Company held the Annual Meeting. A total of 215,428,398 shares of the Company’s Common Stock were entitled to vote as of April 6, 2020, the record date for the Annual Meeting, of which 194,765,346 shares were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1. Election of directors to hold office until the 2021 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Peter M. Carlino	177,881,861	5,737,070	608,549	10,537,866
Carol (“Lili”) Lynton	183,666,902	494,547	66,031	10,537,866
Joseph W. Marshall, III	182,224,686	1,933,338	69,456	10,537,866
James B. Perry	181,949,553	2,212,762	65,165	10,537,866
Barry F. Schwartz	183,835,727	320,521	71,232	10,537,866
Earl C. Shanks	183,837,567	310,845	79,068	10,537,866
E. Scott Urdang	176,560,149	5,949,576	1,717,755	10,537,866

PROPOSAL 2. Approval of the Second A&R LTIP Plan.

For	Against	Abstentions	Broker Non-Votes
179,373,686	4,711,900	141,894	10,537,866

PROPOSAL 3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year ending December 31, 2020.

For	Against	Abstentions
194,146,928	550,907	67,511

PROPOSAL 4. Approval of, on a non-binding advisory basis, the Company's executive compensation.

For	Against	Abstentions	Broker Non-Votes
164,077,715	19,996,921	152,844	10,537,866

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1
Gaming and Leisure Properties, Inc.’s Second Amended and Restated 2013 Long-Term Incentive Compensation Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed April 29, 2020).

104	The cover page from the Company’s Current Report on Form 8-K, dated June 15, 2020, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 16, 2020	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Chief Financial Officer

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